SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.           )

Filed by the Registrant      ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Catalyst Semiconductor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CATALYST SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 18, 2003

To the Stockholders of Catalyst Semiconductor, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc., a Delaware corporation, will be held on August 18, 2003 at 9:00 a.m., local time, at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089 for the following purposes:

1. To elect two Class II Directors to serve for a three-year term expiring upon the Annual Meeting of Stockholders next following April 30, 2006 or until such directors’ respective successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2004.

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      The enclosed Proxy Statement more fully describes the foregoing items and business to be conducted at the Annual Meeting.

      The Board of Directors has fixed the close of business on June 24, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

      After careful consideration, the Board of Directors recommends a vote in favor of each proposal set forth above.

      After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify in writing the Secretary of Catalyst at our principal executive offices, that you wish to vote in person and your proxy will not be voted. Your shares cannot be voted unless you sign, date and return the enclosed proxy, or attend the Annual Meeting in person.

By Order of the Board of Directors

THOMAS E. GAY III
Secretary

Sunnyvale, California

July 16, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY ALSO VOTE YOUR SHARES BY FOLLOWING THE “VOTE BY INTERNET” OR “VOTE BY TELEPHONE” INSTRUCTIONS ON YOUR PROXY CARD. IF A QUORUM IS NOT REACHED, WE WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
General
Record Date and Voting Securities
Revocability of Proxies
Voting Generally; Solicitation
Quorum; Abstentions; Broker Non-Votes
Catalyst Information
PROPOSAL 1 ELECTION OF TWO CLASS II DIRECTORS
Nominees
Information with Respect to Nominees and Continuing Directors
Board Meetings and Committees
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Vote Required for Election
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Vote Required
Security Ownership of Certain Beneficial Owners and Management
Employee Benefit Plans
AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES
Equity Compensation Plan Information
Employment Contracts and Change-in-Control Arrangements
Certain Relationships and Related Transactions
Section 16(a) Beneficial Reporting Compliance
Board Compensation Committee Report on Executive Compensation
PERFORMANCE GRAPH
Audit Committee Report
1934 EXCHANGE ACT REPORTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

CATALYST SEMICONDUCTOR, INC.

PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 18, 2003

General

      The enclosed Proxy is solicited on behalf of the Board of Directors (Board) of Catalyst Semiconductor, Inc., a Delaware corporation (Catalyst, we, us or our company), for use at the Annual Meeting of Stockholders to be held on August 18, 2003 at 9:00 a.m., local time, or at any adjournment thereof, (Annual Meeting) for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089.

      These definitive proxy materials were first mailed to our stockholders on or about July 16, 2003.

Record Date and Voting Securities

      Only stockholders of record at the close of business on June 24, 2003 (Record Date) are entitled to notice of and to vote at the meeting. As of the close of business on June 24, 2003, there were 16,502,062 shares of our common stock issued and outstanding. On the Record Date, we had approximately 159 stockholders of record, and we believe that our common stock is held by more than 5,200 beneficial owners. We have 2,000 shares of authorized preferred stock, none of which were issued and outstanding as of the Record Date.

Revocability of Proxies

      You or such other person as you have authorized to vote your shares may revoke any proxy given pursuant to this solicitation at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Catalyst at our principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089 or by attending the meeting and voting in person.

Voting Generally; Solicitation

      Each stockholder is entitled to one vote for each share of common stock owned by such stockholder on all matters presented at the Annual Meeting. The inspector of election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes. You may vote your shares in the following manner:

•	You may vote in person at the Annual Meeting; or

•	You may vote by mail by signing your proxy card and returning it as instructed on the proxy card.

      In addition, if your shares of our common stock are registered in your own name you may vote either via the Internet or by telephone. Specific instructions for voting by the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder’s identity and to allow stockholders to give their voting instructions and confirm that their voting instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm offers Internet and telephone voting, your proxy card will provide specific instructions. If your proxy card does not reference Internet or telephone voting information please complete and return your card in the self-addressed, postage-paid envelope provided.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

      We will pay the cost of soliciting proxies, consisting of the printing, handling and mailing of the proxy card and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of our common stock. In order to assure that a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain of our officers, directors, regular employees and other representatives to solicit proxies by telephone, facsimile, telegraph, electronic means or in person. These persons will receive no extra compensation for their services.

      To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Catalyst stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for Fiscal 2003 to certain stockholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at (408) 542-1000 or by writing us at Catalyst Semiconductor, 1250 Borregas Avenue, Sunnyvale, California 94089 Attn: Secretary. You may receive an additional copy of our Annual Report on Form 10-K for Fiscal 2003 without charge by sending a written request to Catalyst Semiconductor, 1250 Borregas Avenue, Sunnyvale, California 94089 Attn: Secretary.

Quorum; Abstentions; Broker Non-Votes

      Holders of a majority of our outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

      Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (Votes Cast) respect to such matter.

      While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of Votes Cast for or against a proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares, however, a broker non-vote has the same effect as a vote against the proposal.

Catalyst Information

      Our principal executive offices are located at 1250 Borregas Avenue, Sunnyvale, California 94089. The telephone number of our principal offices is (408) 542-1000. Our web site address is www.catalyst-semiconductor.com.

PROPOSAL 1

ELECTION OF TWO CLASS II DIRECTORS

Nominees

      Our Bylaws provide that the number of directors shall be established by the Board or our stockholders. Our Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Pursuant to our Bylaws, the Board has currently set the number of directors at six, consisting of two Class I directors, Henry C. Montgomery and Gelu Voicu, two Class II directors, Garrett A. Garrettson and Glen G. Possley, and two Class III directors, Lionel M. Allan and Roland M. Duchâtelet. The two Class II directors are to be elected at the Annual Meeting and will hold office until the Annual Meeting next following the fiscal year ending April 30, 2006 or until their successors have been duly elected and qualified. The terms of the Class III and Class I directors will expire at the Annual Meeting of Stockholders following the fiscal years ending April 30, 2004 and 2005, respectively.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, each of whom is currently our director. In the event that one of our nominees becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy. We do not expect that the nominees listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Garrettson and Mr. Possley.

Information with Respect to Nominees and Continuing Directors

      Set forth below are the names of, and certain information as of June 24, 2003 about, the nominees for the Class II directors and the current Class III and Class I directors with unexpired terms. Information as to the stock ownership of each of our directors and all our current executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Principal Occupation

Nominees for Class II Directors
Garrett A. Garrettson	59	President and Chief Executive Officer ClairVoyante Laboratories, Inc.
Glen G. Possley	62	Managing General Partner, Glen-Ore Associates
Continuing Class III Directors
Lionel M. Allan	59	President of Allan Advisors, Inc.
Roland M. Duchâtelet	56	Chairman of the Board, Elex NV; Chairman of Melexis NV
Continuing Class I Directors
Henry C. Montgomery	67	Chairman of the Board of Catalyst Semiconductor, Inc. and Chairman of the Board of Montgomery Professional Services Corporation
Gelu Voicu	53	President and Chief Executive Officer of Catalyst Semiconductor, Inc.

      There are no family relationships between any of our directors or executive officers.

      Garrett A. Garrettson has served as our director since February 2003. From November 2001 to the present, Mr. Garrettson has served as the President, Chief Executive Officer and a Director of ClairVoyante Laboratories, Inc., a private corporation which develops and licenses foundational technology to the flat panel display industry. From April 2000 to December 2002, Mr. Garrettson served as the Chairman of the Board of Directors of Spectrian Corporation, a public corporation which made cellular base station power amplifiers and power transistors, which was acquired by REMEC, Inc. in December 2002. From April 1996 to April 2000, Mr. Garrettson served as President, Chief Executive Officer and a Director of Spectrian. From October 2001 until March 2003, Mr. Garrettson served as a director of TCSI Corporation, a public company which provided integrated software products and services for the telecommunications industry, which was acquired by Rocket Software, Inc. in March 2003. Mr. Garrettson holds a B.S. and an M.S. in Engineering Physics and a Ph.D. in Mechanical Engineering from Stanford University.

      Dr. Glen G. Possley has served as our director since July 2000 and as our lead director from May 2001 to August 2002. From January 1998 to the present, Dr. Possley served as a managing general partner at Glen-Ore Associates, a consulting company focused on the semiconductor business. From January 1998 to January 2000, Dr. Possley was a partner at International Technology Ventures and N-Able Group. Dr. Possley is a director of Novellus Systems, Inc., a semiconductor equipment company. He received a B.S. in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry and Mathematics from the University of Kentucky.

      Lionel M. Allan has served as a director since August 1995. Mr. Allan previously served as a member of our Board from March 1992 to March 1993. Mr. Allan is President of Allan Advisors, Inc., a board governance and legal consulting firm that he founded in 1992. Mr. Allan is also a director of KTEH Public Television Channel 54, in San Jose, California and is a director of Accom, Inc., a digital video systems company. Mr. Allan received an A.B. in Political Science and French from the University of Michigan and a J.D. from Stanford University.

      Roland M. Duchâtelet has served as our director since September 1999. From September 1989 to the present, Mr. Duchâtelet has served as Chairman of Elex NV, a holding company in Belgium. Additionally, Mr. Duchâtelet serves as Chairman of the Board of Directors of Melexis NV, a holding company, a position he has held since May of 1994 and is also a director of EPIQ NV, a semiconductor company. Mr. Duchâtelet holds a B.S. in Applied Economic Sciences, an MBA and a Ph.D. in Electronic Engineering from the University of Leuven, Belgium.

      Henry C. Montgomery has served as our director since July 2000 and has served as the Chairman of our Board of Directors since August 2002. Mr. Montgomery previously served as a member of our Board of Directors from 1990 to 1996. Since 1980, Mr. Montgomery has served as the Chairman of the Board of Montgomery Professional Services Corporation, a management consulting and financial services firm. From January 2000 to March 2001, Mr. Montgomery served as Executive Vice President, Finance and Administration and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. From May to September 1999, he served as interim Executive Vice President of Finance and Administration and from November 2000 to December 2002 as a director of Spectrian. Mr. Montgomery also serves as a director of Swift Energy Company, a publicly owned independent oil and gas company, and QuickLogic Corporation, a publicly owned semiconductor device company. He holds a B.A. in Economics from Miami University in Oxford, Ohio.

      Gelu Voicu has served as our President and Chief Executive Officer and as a director since October 2002. From July 2002 to October 2002 he served as our Executive Vice President and Chief Operating Officer. From April 1998 to August 2002, he served as our Vice President, Product Engineering and Manufacturing. From July 1995 to April 1998, Mr. Voicu served as our Director of Flash Product Lines, and from October 1993 to July 1995, he served as our Manager of Product Engineering. Mr. Voicu holds an M.S. in Electrical Engineering from the Polytechnical Institute, Bucharest, Romania.

Board Meetings and Committees

      Our Board held a total of seven meetings during the period from May 1, 2002 to April 30, 2003 (Fiscal 2003). The Board has an Audit Committee, a Compensation Committee and a Non-Section 16 Option Committee.

      The Audit Committee currently consists of Messrs. Montgomery, Garrettson and Possley. In Fiscal 2003 until February 2003, Cynthia Butitta, a former member of the Board, was a member of the Audit Committee. Mr. Garrettson became a member of the Audit Committee in February 2003. Pursuant to its written charter, the Audit Committee is charged with retaining our independent accountants, reviewing our annual audit and meeting with our independent accountants to review our internal controls and financial management practices. The Audit Committee held a total of four meetings during Fiscal 2003. The members of our Audit Committee are independent (as independence is defined in Rule 4200 (a)(15) of the National Association of Securities Dealers’ listing standards).

      The Compensation Committee currently consists of Messrs. Allan, Garrettson and Possley. In Fiscal 2003 until February 2003, Ms. Butitta was also a member of the Compensation Committee. Mr. Garrettson became a member of the Compensation Committee in February 2003. The Compensation Committee is responsible for reviewing and approving our compensation policies and the Compensation paid to executive officers. The Compensation Committee held a total of two meetings during Fiscal 2003.

      The Non-Section 16 Option Committee may make grants of up to 50,000 shares to persons who are not executive officers or directors. Mr. Radu M. Vanco, our former President, Chief Executive Officer and Director, served as the sole member of our Non-Section 16 Option Committee during Fiscal 2003 until October 2002, at which time Mr. Voicu was appointed as the sole member of such committee. During Fiscal 2003, the Non-Section 16 Option Committee acted by written consent on two occasions.

      No director except for Ms. Butitta attended fewer than 75% of the meetings of the Board and of the committees on which they served and that were held during the period he or she was a director during Fiscal 2003.

Compensation of Directors

      During Fiscal 2003, our non-employee directors, consisting of Messrs. Allan, Duchâtelet, Garrettson, Montgomery and Possley and Ms. Butitta, each received fees of $7,500 for each quarter (or $30,000 on an annualized basis) during which he or she served as a member of the Board (with the exception of Mr. Possley, who served as our lead director for the first two quarters of Fiscal 2003 until such position was eliminated, who received an additional fee of $6,250 per quarter for those two quarters, and Mr. Montgomery who received an additional fee of $6,250 per quarter for the last three quarters of Fiscal 2003 for his service as Chairman of our Board.) Our directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

      Our 2003 Director Plan (Director Option Plan) provides that each non-employee director shall automatically be granted an option to purchase 30,000 shares (First Option) of our common stock on the date that such individual becomes a non-employee director. After the First Option has been granted to a non-employee director, such non-employee director is thereafter automatically granted an option to purchase 15,000 shares of our common stock on May 1 of each year (Subsequent Option), if, on such date, he or she has served on the Board for more than six months. The First Option and the Subsequent Options terminate 10 years from their respective dates of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Option Plan. The First Option and the Subsequent Options are each fully vested on their respective grant dates.

      The Director Option Plan replaced our 1993 Director Option Plan. All options granted prior to May 1, 2000 under the 1993 Director Option Plan were subject to cumulative yearly vesting as to one-third of the total grant on each anniversary of the date of grant and terminated five years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 1993 Director Option Plan. Grants made under the 1993 Director Option Plan from May 1, 2000 through

December 20, 2002 were subject to monthly vesting for a period of 36 months and terminated 10 years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 1993 Director Option Plan. Grants made under the 1993 Director Option Plan subsequent to December 20, 2002 were fully vested and terminated ten years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 1993 Director Option Plan.

      Under the terms of our Director Option Plan, our 1993 Director Option Plan and pursuant to Change of Control Agreements entered into or to be entered into with our non-employee directors, all outstanding options (under the Director Option Plan, the 1993 Director Option Plan, the 1998 Special Equity Incentive Plan or otherwise) that are unvested on the date of the change of control will automatically become fully exercisable and vested and will be exercisable for a period of three years following the change of control.

      For information regarding the employment and severance agreements that we have entered into and anticipating entering into with certain of our executive officers please refer to “Employment Contracts and Change-in-Control Arrangements” below.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board. At the end of Fiscal 2003, the Compensation Committee of the Board consisted of Messrs. Allan, Garrettson and Possley. Ms. Butitta resigned as a member of the Compensation Committee in February 2003. Mr. Voicu participates in the Board’s final approval of executive compensation matters (except as to those matters pertaining to his own compensation).

Vote Required for Election

      If a quorum is present and voting, the two nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTOR NOMINEES SET FORTH HEREIN.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending April 30, 2004, and the Board recommends that the stockholders vote for the ratification of such appointment.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers representatives also are expected to be available to respond to appropriate questions from stockholders. The Board believes that reappointing PricewaterhouseCoopers is in our best interest.

      Audit Fees. The aggregate fees billed for professional services rendered was approximately $208,000 for the audit of our annual financial statements for Fiscal 2003 and the reviews of the financial statements included in our Forms 10-Q for Fiscal 2003.

      Financial Information Systems Design and Implementation Fees. We did not engage PricewaterhouseCoopers to provide advice to us regarding financial information systems design and implementation during Fiscal 2003.

      All Other Fees. Other than the services described above under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” the aggregate fees billed for services rendered by our independent accountants was approximately $98,000 for Fiscal 2003 which primarily related to a research and development tax credit study and the incorporation of foreign subsidiaries.

      The members of our Audit Committee reviewed and approved all non-audit fees for services rendered by PricewaterhouseCoopers during Fiscal 2003 and determined that the provision of these services was compatible with and did not impair PricewaterhouseCoopers independence.

Vote Required

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as our independent accountants.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2004.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information known to us regarding beneficial ownership of our common stock as of June 24, 2003 by:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our Named Officers (as defined below);

•	each of our directors; and

•	all of our Named Officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following June 24, 2003 are deemed to be outstanding and beneficially owned by the persons holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated the address for each person listed as a director or officer is c/o Catalyst Semiconductor, Inc., 1250 Borregas Avenue, Sunnyvale, California 94089. Unless otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Percentage of beneficial ownership prior to this offering is based on 16,502,062 shares of common stock outstanding as of June 24, 2003.

	Shares Beneficially Owned

		Number of	Total Shares
		Shares Underlying	and Shares
	Number of	Options Exercisable	Underlying
	Outstanding	on or Before	Exercisable	Percent
Name and Address of Beneficial Owner	Shares	August 23, 2003	Options	of Total

5% Stockholders:
Elex NV(1)	4,607,200	98,284 (2)	4,705,484	28.5%
Transportstraat 1
B 3980
Tessenderlo, Belgium
Executive Officers and Directors:
Roland Duchâtelet(3)	4,607,200	98,284	4,705,484	28.5
Gelu Voicu	214,046	274,699	488,745	3.0
Thomas E. Gay III	20,000	361,132	381,132	2.3
Barry Wiley	—	209,359	209,359	1.3
Irvin W. Kovalik	—	191,132	191,132	1.1
Sorin Georgescu	—	118,750	118,750	*
Henry C. Montgomery	17,700	100,786	118,486	*
Glen G. Possley	32,407	68,379	100,786	*
Lionel M. Allan	—	95,734	95,734	*
George Smarandoiu	1,000	50,000	51,000	*
Garrett A. Garrettson	—	30,000	30,000	*
All current directors and executive officers as a group (11 persons)	4,892,353 (4)	1,598,255	6,490,608	39.3%

*	Percentage of shares beneficially owned is less than one percent of total.

(1)	Reflects beneficial ownership of Elex NV as reported to the Company in May 2003.

(2)	Includes 98,284 shares issuable upon exercise of stock options as of June 24, 2003 or within 60 days thereafter held by Mr. Duchâtelet.

(3)	Includes 4,607,200 shares held by Elex NV of which Mr. Duchâtelet is a controlling person. Mr. Duchâtelet disclaims beneficial ownership as to such shares.

(4)	Includes 4,607,200 shares held by Elex NV of which Mr. Duchâtelet is a controlling person.

Executive Compensation

      The following table shows the compensation paid by us in Fiscal 2003, 2002 and 2001 to (i) our Chief Executive Officer, (ii) our former Chief Executive Officer and (iii) our four most highly compensated officers other than the Chief Executive Officer who served as executive officers at April 30, 2003 (collectively, Named Officers).

Summary Compensation Table

				Long Term Compensation
		Annual Compensation		Payouts

				Other Annual	Securities	All Other
Name and	Fiscal			Compensation	Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)(1)	Options(#)	($)(2)

Gelu Voicu(3)	2003	$259,000	$188,250	$12,000	500,000	$455
President and Chief	2002	200,000	—	11,500	120,000	196
Executive Officer	2001	197,788	160,417	8,400	100,000	276
Radu M. Vanco(4)	2003	154,602	—	4,000	—	589
Former President and	2002	344,500	—	11,500	300,000	253
Chief Executive Officer	2001	344,500	391,869	8,400	500,000	276
Thomas E. Gay	2003	178,307	91,708	12,000	—	331
Vice President, Finance and	2002	165,000	—	11,500	80,000	175
Administration and Chief	2001	149,536	133,058	8,400	75,000	251
Financial Officer
Irvin W. Kovalik(5)	2003	171,642	87,250	12,000	—	1,734
Vice President, Sales	2002	157,165	—	11,500	80,000	493
	2001	156,923	81,408	8,400	75,000	792
Sorin Georgescu(6)	2003	166,654	80,750	—	—	311
Vice President, Technology	2002	81,846	—	—	200,000	69
Development	2001	—	—	—	—	—
Barry Wiley(7)	2003	150,000	25,000	—	—	1,524
Vice President, Marketing	2002	150,000	13,966	—	60,000	921
	2001	150,000	8,885	—	50,000	792

(1)	Amounts included under “Other Annual Compensation” represent the dollar value of car allowances paid by us for the benefit of such Named Officer.

(2)	Amounts included under “All Other Compensation” represent the dollar value of term life insurance premiums paid by us for the benefit of such Named Officer.

(3)	Mr. Voicu was appointed Executive Vice President and Chief Operating Officer as of August 21, 2002, and was promoted to President and Chief Executive Officer effective as of October 29, 2002. Mr. Voicu’s salary as President and Chief Executive Officer is $300,000 per year on an annualized basis.

(4)	Mr. Vanco resigned as our President and Chief Executive Officer effective as of August 21, 2002.

(5)	Mr. Kovalik became our Vice President, Sales in October 1998.

(6)	Mr. Georgescu became our Vice President, Technology Development in October 2001.

(7)	Mr. Wiley became our Vice President, Marketing in November 2000.

Employee Benefit Plans

      Each current Named Officer is entitled to participate in our Stock Option Plan (Option Plan). The Option Plan provides for the grant of options, stock purchase rights, stock appreciation rights (SARs) and long-term performance awards.

      The following table sets forth certain information with respect to stock options granted during Fiscal 2003 to the Named Officers. No SARs were granted in Fiscal 2003. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future market purchases and sales of our common stock.

Option Grants in Fiscal 2003

Individual Grants(1)
Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year(2)	per Share(3)	Date	5%	10%

Gelu Voicu	300,000	20.6%	$2.29	10/15/2012	$441,484	$1,118,807
Gelu Voicu	200,000	13.7%	$2.34	10/29/2012	288,034	729,934
Radu M. Vanco	—	—	—	—	—	—
Thomas E. Gay III	—	—	—	—	—	—
Irvin W. Kovalik	—	—	—	—	—	—
Sorin Georgescu	—	—	—	—	—	—
Barry Willey	—	—	—	—	—	—

(1)	Options are incentive stock options to the extent qualified and nonstatutory options otherwise. The options vest as to 25% of the shares subject to each option on the first anniversary of the grant date and the remaining 75% vest ratably each month over the next 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with a termination of employment. See also “— Employment Agreements and Change-in-Control Arrangements” for a description of certain acceleration provisions which may be applicable to these options under certain circumstances.

(2)	We granted stock options representing a total of 1,454,500 shares to employees in Fiscal 2003.

(3)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported on the Nasdaq SmallCap Market on the date of grant.

AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND

FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to options exercised in Fiscal 2003 by the Named Officers and the value of unexercised options as of April 30, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		April 30, 2003(#)		April 30, 2003(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gelu Voicu	—	—	158,031	189,969	$178,925	$158,125
Radu M. Vanco	183,334	363,584	—	—	—	—
Thomas E. Gay III	—	—	270,157	139,843	560,135	140,715
Irvin W. Kovalik	40,000	94,296	133,908	146,092	195,669	157,431
Sorin Georgescu	—	—	—	—	—	—
Barry Wiley	—	—	109,359	142,641	150,321	169,479

(1)	Represents the per share market price at fiscal year end ($2.57) less the exercise price per share. For purposes of this calculation, the fiscal year end market price of the shares is deemed to be the closing sale price of our common stock as reported on the Nasdaq SmallCap Market on April 25, 2003.

Equity Compensation Plan Information

      The following table provides information as of April 30, 2003 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the Director Stock Option Plan, the 1993 Director Stock Option Plan, Stock Option Plan (SOP) and the 1998 Special Equity Incentive Plan (SEIP), each of which has been approved by our stockholders.

			Number of Securities Remaining
	Number of Securities to be	Weighted-Average	Available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,092,041 (1)	$2.628	1,485,971 (2)
Equity compensation plans not approved by security holders	— (3)	—	—
Total:	5,092,041	$2.628	1,485,971

(1)	Includes 232,501 shares subject to outstanding options under the Director Option Plan; 3,736,569 shares subject to outstanding options under the SOP and 1,122,971 shares subject to outstanding options under the SEIP.

(2)	Includes 362,505 shares remaining for issuance pursuant to options under the Director Option Plan, 1,028,256 shares remaining for issuance pursuant to options and stock purchase rights under the SOP, 95,210 shares remaining for issuance pursuant to options, stock appreciation rights, stock purchase rights and long term performance awards under the SEIP.

(3)	We do not have any compensation plans under which equity securities are authorized for issuance which have not been approved by our stockholders.

Employment Contracts and Change-in-Control Arrangements

      In May 2003, we entered into an employment agreement with Gelu Voicu, our President and Chief Executive Officer. The agreement provides for a base salary of $300,000 with an annual bonus equal to up to 65% of Mr. Voicu’s base salary upon achievement of specified performance milestones. In the event that Mr. Voicu is involuntary terminated by us without cause (Involuntary Termination), he is entitled to 12 months of severance pay and continued benefits and that number of his unvested stock options equal to the greater of (i) 50% of his then unvested stock options or (ii) the number of his unvested stock options that would have vested in the 12 months following such termination will become immediately vested and remain exercisable for a period of one year following such termination. In the event that following a merger, sale or change in ownership of our company (Change of Control) and Mr. Voicu is not made the chief executive officer of the successor corporation, then all of Mr. Voicu’s then unvested stock options will become immediately vested and remain exercisable for a period of three years following such Change of Control. Also, in the event that Mr. Voicu is Involuntarily Terminated following a Change of Control, he is entitled to 12 months of severance pay and continued benefits. We granted options to purchase 300,000 shares of our common stock at an exercise price per share of $2.29 to Mr. Voicu effective July 2002 when he was promoted to Executive Vice President and Chief Operating Officer and options to purchase an additional 200,000 shares at an exercise price per share of $2.34 in October 2002 when he was elevated to the positions of President and Chief Executive Officer. Each of these options shall vest as to 25% of the shares subject to each option on the first anniversary of the grant date and the remaining 75% of the shares subject to each option shall vest ratably over the next 36 month period.

      We entered into severance agreements with each of our executive officers as follows: Mr. Gay in June 1998, Mr. Kovalik in May 1999, Mr. Wiley in September 1999, Mr. Georgescu in November 2001 and Mr. Smarandoiu in December 2002. The severance agreements for each of Messrs. Gay, Kovalik and Wiley expired in April 2003. However, we intend to extend the terms of each of these agreements through at least the end of April 2004. The severance agreements for Messrs. Georgescu and Smarandoiu, and we anticipate that the extensions to the severance agreements for Messrs. Gay, Kovalik and Wiley, will entitle such officers to certain severance payments in the event of a termination as a result of a Change of Control and certain other benefits upon any Involuntary Termination, including the following:

      For an Involuntary Termination following a Change of Control, each of these executive officers will receive a severance payment equal to 50% of his annual salary and all then unvested stock options will become immediately vested and remain exercisable for a period of three years following such termination; for an Involuntary Termination apart from a Change of Control each of these executive officers will receive a severance payment equal to 25% of his annual salary and all of his then vested stock options will remain exercisable for a period of one year following such Involuntary Termination (or his death).

      For the purposes of determining the severance payments described above, salary will be generally defined as the annual salary payable to an officer for the fiscal year in which such officer’s termination occurs plus any guaranteed bonus.

Certain Relationships and Related Transactions

      During the fourth quarter of fiscal 2000, Catalyst began taking delivery of wafers fabricated at X-fab Texas, Inc. (Xfab), a wholly owned subsidiary of Elex NV, a Belgian holding company that owns 28% of our outstanding common stock as of June 24, 2003. Mr. Roland Duchâtelet, the Chairman and Chief Executive Officer of Elex NV, serves as a member of our Board. The wafers provided by Xfab supplement the same designs fabricated at Oki Semiconductor in Japan, our principal wafer fab, and Xfab is the sole source for some of our more recent mixed signal designs. Other than purchase orders currently open with Xfab, there is no purchasing agreement in place with Xfab. Each purchase order remains open until the wafers are delivered, which is generally within two months of placement of the order, although in the case of one particular wafer design under development, we have prepaid a purchase order which calls for a mask set and delivery of a prototype wafer lot at a future time to be determined by future events.. The prices of wafers purchased from Xfab are determined by periodic negotiations with the management of Xfab and compared to quotes we obtain from other prospective wafer fabricators and pricing surveys published by various industry trade organizations. During Fiscal 2003, our purchases from Xfab totaled $1.4 million. As of April 30, 2003, we owed Xfab $18,000.

      We had an informal arrangement from 1995 through January 2003 to obtain engineering services from Lxi Corporation, a California corporation (Lxi), a provider of engineering services through Essex com SRL (Essex), Lxi’s wholly owned subsidiary in Romania. The number of full-time engineers we used was dependent upon the scope and number of research and development projects in process at a given time. For example, during the month of January 2003, Essex employed the equivalent of approximately 12 full-time engineers to perform services on our behalf. These services related to our key development projects including development, design, layout and test program development services. We believe that we received these engineering services from Lxi on terms and at rates that were at least as favorable, if not more favorable, than we could obtain from unaffiliated third parties. Two of our officers, Messrs. Voicu and Gay, owned approximately 3% and 1%, respectively, of Lxi until February 2003. Mr. Gay, who had served as a director of Lxi, resigned from that position in January 2003. Messrs. Voicu and Gay received no payments from Lxi during fiscal 2003 and fiscal 2002 other than $40,000 and $12,000, respectively, from the repurchase of their shares at net book value by Lxi in February 2003. Additionally, we believe that our former CEO, Mr. Radu Vanco, continues to own a majority of the outstanding shares of Lxi. In January 2003, we formed a wholly owned subsidiary in Romania, Catalyst Semiconductor, Romania com SRL (CSR), to perform these engineering design services on our behalf and discontinued our use of the engineering services of Lxi in January 2003. During fiscal 2003, 2002 and 2001 we recorded $605,000, $852,000 and $714,000, respectively, of engineering fees from Lxi for engineering design services provided by Essex. As of April 30, 2003, there was no amount owed to Lxi.

      For information regarding the employment and severance agreements we have entered into and anticipate entering into with certain of our executive officers please refer to “Employment Contracts and Change-in-Control Arrangements” above.

      One of our directors, Mr. Lionel Allan, also served as a consultant to us through his consulting company, Allan Advisors, Inc., during a portion of Fiscal 2003. Under the terms of his consulting agreement, we paid consulting fees of $8,333 per month to Mr. Allan. In April 2003, we terminated the agreement and paid the $29,000 balance due from April 2003 until its expiration on August 14, 2003. Mr. Allan no longer provides consulting services to us and we have no continuing obligations to Mr. Allan under the prior agreement.

Section 16(a) Beneficial Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (SEC). Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal 2003 all executive officers, directors and greater than 10% stockholders of the Company complied with all applicable filing requirements with the exceptions of (i) Elex NV, a greater than 10% stockholder, and Roland Duchâtelet, a director and controlling person of Elex NV, failed to file three Forms 4 covering three transactions.

Board Compensation Committee Report on Executive Compensation

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors on Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The following is a report of the Compensation Committee of our Board (Committee) describing the compensation philosophy and policies applicable to our executive officers with respect to the compensation paid to such officers during Fiscal 2003. The actual compensation paid to the Named Officers during Fiscal 2003 is shown in the “Summary Compensation Table” above.

      The Committee is responsible for reviewing and approving our compensation policies and the actual compensation paid to our executive officers. At April 30, 2003, the Committee was comprised of Messrs. Allan, Garrettson and Possley.

      Compensation Philosophy. The general philosophy of our compensation program is to offer our Chief Executive Officer and other executive officers competitive compensation packages based upon both our performance as well as the individual’s performance and contributions. Our compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of our specific internal goals and to attract and retain executives whose abilities are critical to our long-term success and competitiveness. This is further subject to our financial condition and results of operations. Our compensation program is comprised of three main components, base salary, bonus plan and stock options.

      Base Salary. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable companies, the skills, responsibilities and performance level of the individual executives, the expected contributions of such individuals to our business and our needs.

      Bonus Plan. Our officers are eligible for bonuses under the terms of individual bonus arrangements. When bonuses are given, they are based upon our performance and financial condition, the individual’s achievement of specific corporate goals as well as the individual’s level of experience, responsibilities and contributions to our success. During Fiscal 2003, as a result of our performance, all officers received a bonus.

      Stock Options. The Committee believes that stock options provide additional incentives to officers to work toward maximizing stockholder value. The Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants based upon performance and promotions, as well as additional grants to provide continuing motivation as earlier grants vest in full. Options granted by us to our executive officers and other employees have exercise prices equal to fair market value at the time of grant and, generally, vest over a four-year period.

      Severance Arrangements. See above “Employment Contracts and Change-in-Control Arrangements” for a description of severance arrangements for certain executive officers.

      Compensation for the Chief Executive Officer. Mr. Voicu’s base salary was adjusted to a level that the Committee determined to be similar to the amounts paid by comparably sized and comparably performing companies. Effective October 2002, Mr. Voicu’s base annual salary was increased to $300,000 upon his being named President and Chief Executive Officer of Catalyst.

      The Committee considers equity based compensation, in the form of stock options, to be an important component of a Chief Executive Officer’s compensation. These grants are intended to motivate leadership for our long-term growth and profitability. Options to purchase 300,000 shares of our common stock were granted to Mr. Voicu effective July 2002 when he was promoted to Executive Vice President and Chief Operating Officer and options to purchase an additional 200,000 shares were granted in October 2002 when he was elevated to the positions of President and Chief Executive Officer.

      Compensation for the Former Chief Executive Officer. Mr. Radu M. Vanco was the President and Chief Executive Officer of our company for the first four months of Fiscal 2003. During this time, Mr. Vanco’s annual base salary was $344,500 which the Committee determined to be similar to the amounts paid by comparably sized companies.

      Tax Deductibility of Executive Compensation. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the executive officers named in a proxy statement, unless compensation is performance-based. The Committee has studied the impact of Section 162(m) on our Option Plan and believes that options granted under or equity compensation plans to our officers will meet the requirements for qualifying as performance-based. The Committee therefore believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee’s policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, if competitive or business circumstances warrant we may in the future pay compensation to our executive officers that may not be deductible.

THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Lionel M. Allan, Garrett A. Garrettson
and Glen G. Possley

PERFORMANCE GRAPH

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The following line graph compares the annual percentage change in the cumulative total stockholder return for our common stock with the S&P 500 Index and the S&P Electronics (Semiconductors) Index for the period commencing April 30, 1998 and ending on April 30, 2003. The graph assumes that $100 was invested on April 30, 1998 and that all dividends are reinvested. Historic stock price performance should not necessarily be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CATALYST SEMICONDUCTOR, INC., THE S&P 500 INDEX
AND THE S&P SEMICONDUCTORS INDEX

	Cumulative Total Return

	4/98	4/99	4/00	4/01	4/02	4/03

Catalyst Semiconductor, Inc.	$100.00	$36.92	$938.46	$520.62	$344.62	$338.46
S&P 500	100.00	121.82	134.16	116.76	102.02	88.44
S&P Semiconductors	100.00	146.50	347.80	162.94	132.99	85.93

Audit Committee Report

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Audit Committee of the Board of shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The Audit Committee, which currently consists of Henry C. Montgomery, Glen G. Possley and Garrett A. Garrettson, evaluates audit performance, manages relations with our independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. During Fiscal 2003, Cynthia Butitta was also a member of the Audit Committee. The Board has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

      On July 30, 2002, the Sarbanes-Oxley Act was signed into law. Since such the adoption of the Sarbanes-Oxley Act, the Audit Committee has met with representatives of management, legal counsel and our independent accountants to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2003. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

      The Audit Committee also reviewed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent accountants their independence from management and Catalyst, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

      The Audit Committee further discussed with our independent accountants the overall scope and plans for their audits. The Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of the independent accountants’ examinations and evaluations of our internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2003 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Henry C. Montgomery, Garrett A. Garrettson and
Glen G. Possley

1934 EXCHANGE ACT REPORTS

      We hereby undertake to mail, without charge, to any of our stockholders upon written request, copies of reports we file with the Securities and Exchange Commission, including financial statements, schedules and exhibit lists contained therein. Requests should be sent to our Secretary at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089. Such documents are also available on EDGAR at the website of the Securities and Exchange Commission at www.sec.gov.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders intended to be presented for consideration at our 2004 Annual Meeting of stockholders must be received by us no later than March 18, 2004, in order that they may be included in the proxy statement and form of proxy related to that annual meeting.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If you intend to submit a proposal at the 2004 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than June 1, 2004. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

OTHER MATTERS

      Other than the proposals listed above, our Board does not intend to present any other matters to be voted on at the Annual Meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

For the Board of Directors

THOMAS E. GAY III
Secretary

Dated: July 16, 2003

DETACH HERE

PROXY

CATALYST SEMICONDUCTOR, INC.

Proxy for the Annual Meeting of Stockholders
To be Held August 18, 2003
Solicited by the Board of Directors

      The undersigned hereby appoints Gelu Voicu and Thomas E. Gay III, and each of them with full power of substitution, to represent the undersigned and to vote all shares of stock in CATALYST SEMICONDUCTOR, INC., a Delaware corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1250 Borregas Avenue, Sunnyvale, California 94089 at 9:00 a.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 16, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

      THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CATALYST SEMICONDUCTOR, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone

1.	Log on to the internet and go to http://www.eproxyvote.com/cats	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
------------------------------------------------------------------------------------------------------------------------------

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. A vote FOR the following proposals is recommended by the Board of Directors.

								FOR	AGAINST	ABSTAIN
1.	To elect the following two persons as Class II(two) directors to hold office for a three-year term and until their successors are elected and qualified:					2.	To ratify the appointment of PriceWaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending April 30, 2004.	☐	☐	☐
	NOMINEES:	(01) Garrett A. Garrettson and (02) Glen G. Possley.

		FOR	☐	☐	WITHHELD	3.	The proxies are also authorized to vote, in their discretion on such other business as may properly come before the meeting or any adjustment or postponement hereof.

							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
	☐	For all nominee(s) except as written above					MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
						Please sign here. Sign exactly as name(s) appear on your stock certificate. If shares of stock are held of record in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	Date:	Signature:	Date: